Exhibit (a)(1)(C)
Notice of Guaranteed Delivery
For Tender of American Depositary Shares
High Templar Tech Limited
THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 24, 2026, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).
This Notice of Guaranteed Delivery must be used to accept the Offer (as defined below) if you want to tender your American Depositary Shares (“ADSs”) but:
•
you cannot comply with the procedures for book-entry transfer by the Expiration Date (set forth in Section 3 of the Offer to Purchase); or

•
your other required documents cannot be delivered to Equiniti Trust Company, LLC, the depositary for the Offer (the “Depositary”) by the Expiration Date,

in which case, you can still tender your ADSs if you comply with the guaranteed delivery procedures described in Section 3 of the Offer to Purchase, dated May 26, 2026 (together with any amendments or supplements thereto, the “Offer to Purchase”).
This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by hand, overnight courier, facsimile transmission or mail in accordance with the procedures set forth in the Offer to Purchase prior to the Expiration Date. See Section 3 of the Offer to Purchase.
Deliver to:
Equiniti Trust Company, LLC
the Depositary for the Offer
If delivering by express mail, courier, or other expedited service:	By mail:
Equiniti Trust Company, LLC 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120 Attn: Onbase — Reorganization Department	Equiniti Trust Company, LLC Operations Center Attn: Onbase — Reorganization Department 1110 Centre Pointe Curve Suite # 101 Mendota Heights, MN 55120
For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses prior to the Expiration Date. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to the Company, Deutsche Bank Securities Inc., the dealer manager for the Offer, D.F. King & Co., Inc., the information agent for the Offer, or The Depository Trust Company will not be forwarded to the Depositary and therefore will not constitute valid delivery to the Depositary.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
Ladies and Gentlemen:
The undersigned hereby tenders to High Templar Tech Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), upon the terms and subject to the conditions set forth in its Offer to Purchase, dated May 26, 2026 (together with any amendments or supplements thereto, the “Offer to Purchase”), the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and the Letter to Transmittal, the “Offer”), receipt of which is hereby acknowledged by the undersigned, the number of ADSs of the Company, each representing one Class A ordinary share, par value US$0.0001 per share, listed below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via The Depository Trust Company’s PTOP platform.
Number of ADSs to be tendered:                     ADSs.
PRICE (IN DOLLARS) PER ADS AT WHICH ADSS ARE BEING TENDERED
THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):
ADSS TENDERED AT PRICE DETERMINED UNDER THE OFFER
(See Instruction 4 of The Letter of Transmittal)
By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “ADSs Tendered at Price Determined by Securityholder,” the undersigned hereby tenders ADSs at the purchase price determined by the Company in accordance with the terms of the Offer.
☐   The undersigned wants to maximize the chance of having the Company purchase all ADSs the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, the undersigned hereby tenders ADSs at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION COULD RESULT IN THE TENDERED ADSS BEING PURCHASED AT THE MINIMUM PRICE OF US$2.80 PER ADS, WHICH IS THE LOW END OF THE PRICE RANGE IN THE OFFER, FOR PURPOSES OF DETERMINING THE PURCHASE PRICE. THE UNDERSIGNED ALSO UNDERSTANDS THAT THIS MAY HAVE THE EFFECT OF LOWERING THE PURCHASE PRICE AND COULD RESULT IN THE UNDERSIGNED RECEIVING A PER ADS PRICE AS LOW AS US$2.80, WHICH IS THE LOW END OF THE PRICE RANGE IN THE OFFER, LESS ANY APPLICABLE WITHHOLDING TAXES AND WITHOUT INTEREST.
OR
ADSS TENDERED AT PRICE DETERMINED BY SECURITYHOLDER
(See Instruction 4 of The Letter of Transmittal)
By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “ADSs Tendered at Price Determined Under the Offer,” the undersigned hereby tenders ADSs at the price checked. This action could result in none of the ADSs being purchased if the purchase price determined by the Company is less than the price checked below. A SECURITYHOLDER WHO DESIRES TO TENDER ADSS AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH ADSS ARE TENDERED. The same ADSs cannot be tendered at more than one price, unless previously validly withdrawn as provided in Section 4 of the Offer to Purchase.
PRICE (IN DOLLARS) PER ADS AT WHICH ADSS
ARE BEING TENDERED

CHECK ONLY ONE BOX BELOW. IF MORE THAN ONE BOX BELOW IS CHECKED OR
IF NO BOX BELOW IS CHECKED, THERE IS NO VALID TENDER OF SHARES.
☐ US$2.80	☐ US$2.85	☐ US$2.90	☐ US$2.95
☐ US$3.00	☐ US$3.05	☐ US$3.10	☐ US$3.15
☐ US$3.20
OR
CONDITIONAL TENDER
(See Instruction 11 of the Letter of Transmittal)
A securityholder may tender ADSs subject to the condition that a specified minimum number of the securityholder’s ADSs tendered pursuant to the Letter of Transmittal must be purchased if any ADSs tendered are purchased, all as described in the Offer to Purchase and particularly in Section 6 thereof. Unless at least that minimum number of ADSs indicated below is purchased by the Company pursuant to the terms of the Offer, none of the ADSs tendered by you will be purchased. It is the tendering securityholder’s responsibility to calculate that minimum number of ADSs that must be purchased if any are purchased, and the Company urges securityholders to consult their own financial or tax advisors before completing this section. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.
☐   The minimum number of ADSs that must be purchased, if any are purchased, is:             ADSs.
If, because of proration, the minimum number of ADSs designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her ADSs and checked this box:
☐   The tendered ADSs represent all ADSs held by the undersigned.
ODD LOTS
(See Instruction 12 of the Letter of Transmittal)
To be completed only if ADSs are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 ADSs. The undersigned either (check one box):
☐   is the beneficial owner of an aggregate of fewer than 100 ADSs, all of which are being tendered; or
☐   is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), ADSs with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 ADSs and is tendering all of such ADSs.

PLEASE SIGN ON THIS PAGE
Name(s) of Record Holder(s):	(Please Print)
Signature(s):
Address(es):	(Include Zip Code)
Area code and telephone number:
☐ If delivery will be by book-entry transfer, check this box.
Name of tendering institution:
Account number:
GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Association Medallion Signature Guarantee Program, or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (an “Eligible Institution”), hereby guarantees: (i) that the above-named person(s) “own(s)” and has or have a net long position in the ADSs being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, (ii) that such tender of ADSs complies with Rule 14e-4 and (iii) it will deliver to the Depositary (at one of its addresses set forth above) a confirmation of the book-entry transfer of the ADSs into the Depositary’s account at The Depository Trust Company together with a properly completed and duly executed Letter of Transmittal and any other required documents, within one (1) trading day (as defined in the Letter of Transmittal) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.
The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via The Depository Trust Company’s PTOP platform.
Name of Eligible Institution Guaranteeing Delivery	Authorized Signature
Address	Name (Print Name)
Zip Code	Title
(Area Code) Telephone No.	Dated
This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.